EXHIBIT 99.1

PRESS RELEASE

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Public Relations, Inc.
	J. Norman Rokosh	Geoff High
	Chief Executive Officer	303/393-7044
	nrokosh@anlt.com	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS REPORTS SECOND QUARTER RESULTS

SAN ANTONIO, Texas — May 16, 2003 — Analytical Surveys, Inc. (Nasdaq SmallCap Market-ANLT), a provider of customized data conversion and digital mapping services for the geographic information systems (GIS) and related spatial data markets, today announced financial results for its second fiscal quarter and six months ended March 31, 2003.

Second quarter revenues totaled $3.6 million compared with $5.0 million for the second quarter of 2002. The Company reported a second quarter net loss available to common shareholders of $851,000, or $1.03 per diluted share, versus net earnings of $156,000, or $.22 per diluted share, for the comparable three-month period in 2002. The results of the prior year’s quarter included a tax benefit totaling $1.2 million.

Revenue for the six months ended March 31, 2003, totaled $8.0 million compared with $10.6 million for the comparable period in 2002. Net loss available to common shareholders totaled $1.7 million, or $2.02 per diluted share, as compared with net earnings of $4.2 million, or $5.91 per diluted share, for the same period in 2002. The 2002 results included a gain from the extinguishment of debt totaling $9.6 million and a write-off of goodwill of $3.6 million, as well as the $1.2 million income tax benefit.

The results for this year’s second quarter and six month period include non-cash charges of $174,000 and $394,000, respectively, for the accretion of discount and dividends on preferred stock, plus severance charges of $54,000 and $307,000, respectively. The results for the same periods in 2002 included non-cash charges of $100,000 for the accretion of discount and dividends on preferred stock.

The Company reported a loss from operations of $632,000 compared with a loss from operations of $929,000 for the quarter ended March 31, 2002. Loss from operations for the six-month period totaled $1.2 million as compared with $2.8 million for the six-month period in 2002.

Management attributed the decline in second quarter revenues to decreased demand in the GIS market and continued weakness in the overall technology sector. The Company ended the quarter with an order backlog of $14.1 million versus a backlog of $15.1 million at the end of the comparable period last year.

Norman Rokosh, president and CEO, said, “Weak economic conditions and limited spending on new technologies continue to impact the GIS industry and have resulted in significantly fewer new contracts this quarter. Nevertheless, we are keeping our costs in line and have maintained our focus on our core utility market. We believe we are well positioned to capitalize on a rebound in technology spending. During the first quarter, we announced a new suite of GIS outsourcing services designed to augment our traditional data management platforms. These services will help clients maximize the value of their utility information systems and provide more cost-effective management of GIS processes, technology and data.”

Subsequent to the end of the first quarter, ASI also announced it had regained compliance with certain Nasdaq listing requirements and had entered into settlement discussions with the Securities and Exchange Commission over the Company’s restatement of its fiscal 1999 financial results. The settlement discussions do not contemplate the SEC imposing a fine or injunction against the Company. “Our management team and Board of Directors have both been completely rebuilt since the Company’s fiscal 1999 difficulties,” added Rokosh. “New management and directors have been carefully selected to support ASI’s focus on the utility marketplace and on developing new, high-value services for our customer sector.”

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and governmental agencies with responsive, proactive solutions that maximize the value of information and technology assets. As of January 1, 2003, ASI is headquartered in San Antonio, Texas and maintains facilities in Indianapolis, Indiana and Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company’s actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business —“risk factors” and elsewhere in the Company’s Annual Report on Form 10-K.

ANALYTICAL SURVEYS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31,	September 30,
	2003	2002
	(Unaudited)
ASSETS
Current assets:
Cash	$2,422	3,114
Accounts receivable, net of allowance for doubtful accounts of $100 and $479	2,263	2,444
Revenue in excess of billings	6,792	8,915
Prepaid expenses and other	70	184

Total current assets	11,547	14,657

Equipment and leasehold improvements, at cost:
Equipment	5,192	6,296
Furniture and fixtures	484	484
Leasehold improvements	267	267

	5,943	7,047
Less accumulated depreciation and amortization	(5,241)	(6,201)

Net equipment and leasehold improvements	702	846

Total assets	$12,249	15,503

ANALYTICAL SURVEYS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31,	September 30,
	2003	2002

	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$71	270
Billings in excess of revenue	585	887
Accounts payable and other accrued liabilities	1,248	2,214
Accrued payroll and related benefits	1,110	1,576

Total current liabilities	3,014	4,947
Long-term debt, less current portion	1,957	1,960

Total liabilities	4,971	6,907

Redeemable preferred stock; no par value. Authorized 2,500 shares; and 1,600 shares issued and outstanding at March 31 and September 30 (liquidation value $1,920 and $1,600 respectively)	1,150	800

Stockholders’ equity:
Common stock; no par value. Authorized 10,000 shares; 824 shares issued and outstanding at March 31 and September 30	33,039	33,039
Accumulated deficit	(26,911)	(25,243)

Total stockholders’ equity	6,128	7,796

Total liabilities and stockholders’ equity	$12,249	15,503

See accompanying notes to consolidated financial statements.

ANALYTICAL SURVEYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,

	2003	2002	2003	2002

Revenues	$3,672	4,968	7,957	10,604
Costs and expenses
Salaries, wages and related benefits	2,402	3,526	4,998	7,632
Subcontractor costs	453	806	1,074	1,886
Other general and administrative	1,265	1,313	2,522	3,298
Depreciation and amortization	130	252	275	546
Severance and related costs	54	—	307	—

	4,304	5,897	9,176	13,362

Loss from operations	(632)	(929)	(1,219)	(2,758)

Other income (expense) Interest expense, net	(44)	(52)	(93)	(226)
Other	13	(3)	52	21
Gain on extinguishment of debt	—	—	—	9,583

	(31)	(55)	(41)	9,378

Income (loss) before income taxes	(663)	(984)	(1,260)	6,620
Income tax expense (benefit)	14	(1,240)	14	(1,240)

Earnings (loss) before cumulative effect of a change in accounting principle	(677)	256	(1,274)	7,860
Cumulative effect of a change in accounting principle	—	—	—	(3,557)

Net earnings (loss)	(677)	256	(1,274)	4,303
Accretion of discount and dividends on preferred shares	(174)	(100)	(394)	(100)

Net earnings (loss) available to common shareholders	$(851)	156	(1,668)	4,203

Basic and diluted earnings (loss) per common share:
Income (loss) before cumulative effect of a change in accounting principle	$(1.03)	0.22	(2.02)	11.05
Cumulative effect of a change in accounting principle	$—	—	—	5.00

Net earnings (loss)	$(1.03)	0.22	(2.02)	5.91

Weighted average common shares:
Basic	824	725	824	711
Diluted	824	725	824	711

See accompanying notes to consolidated financial statements

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